EXHIBIT 99.1

Press Release of Firearms Training Systems, Inc. dated 10/31/03

For Immediate Release Contact: John Morelli jmorelli@fatsinc.com Tel: (770) 622-3337

FIREARMS TRAINING SYSTEMS, INC.

REPORTS FY04 SECOND QUARTER REVENUE AND EARNINGS

October 31, 2003, Suwanee (Atlanta), GA – Firearms Training Systems, Inc. (OTC: FATS) today reported earnings for the second quarter ended September 30, 2003, of its 2004 fiscal year.

Revenue for the second quarter was $12,931,000 versus $17,005,000 for the same period of the previous year. Second quarter 2004 net income (loss) applicable to common shareholders was a loss of ($1,597,000), or ($0.02) per diluted share, compared with income of $1,095,000, or $0.02 per diluted share, for the same period of fiscal 2003.

Year-to-date revenues were $28,549,000 versus $30,197,000 for the same period of the previous year. Year-to-date net income (loss) applicable to common shareholders was a loss of ($2,847,000), or ($0.04) per diluted share, compared with income of $1,254,000, or $0.02 per diluted share, for the same period of fiscal 2003.

“While we are disappointed with the results of the second quarter, we expect that the overall results for fiscal 2004 will be positive” stated Ronavan R. Mohling, the Company’s Chairman and Chief Executive Officer. “Our business plan for the 2004 fiscal year anticipated a weaker first six months, which we continue to expect to more than recover during the third and fourth quarters. In accordance with the SEC’s revenue recognition guidelines, the Company did not recognize revenue for certain shipments made during the quarter. That revenue has now been recognized in the third quarter. Both the 2004-second quarter and year-to-date results declined in comparison to the 2003 periods due to the timing of completion of significant contracts. Gross margin for the second quarter of 2004 was also negatively impacted by a higher than normal proportion of previously negotiated lower margin revenue that is no longer being accepted. Additionally, our net results and earnings per share continue to be negatively impacted by the substantial increases in interest expense associated with the extension of our debt and the recognition in interest expense of dividends on mandatorily redeemable preferred stock, as previously reported. We expect the interest and preferred stock issues to continue to adversely impact our earnings until the Company successfully completes a satisfactory refinancing or renegotiation of its credit agreements. While we can provide no assurance that a resolution of the problems associated with the Company’s capital structure will be reached on terms that will be satisfactory to the Company, if at all, we want to assure our investors that such a satisfactory resolution continues to be a major priority of management.”

Mr. Mohling also said “FATS has the leading technology and customer base in the domestic and international military and law enforcement weapons training simulation markets. Our management team is committed to the extension of our leading position in these markets. I am pleased to report an exciting new addition to our product lines. Our new line of Bluefire™ wireless weapons allows more flexibility, options and realism by cutting the cord from weapons simulators. The enthusiasm of impressive numbers of potential customers at recent trade shows indicates a strong and growing domestic and international demand for our existing products as well as the new wireless Bluefire line of weapons.”

FATS® is an ISO 9000 certified company and is the leading worldwide producer of interactive simulation systems, incorporating exceptional advanced technology, designed to provide a comprehensive range of military and law enforcement training capability including the handling and employment of small and supporting arms, judgmental, tactical, and combined arms.

Except for financial information contained in this press release, the matters discussed may consist of forward-looking statements under the Private Securities Litigation Reform Act of 1995. The accuracy of the forward-looking statements, including statements regarding future events or the future financial performance of the Company, is necessarily subject to a number of risks and other factors which could cause the actual results to differ materially from those contained in the forward-looking statements. Among such factors including those discussed above are: general business and economic conditions; the Company’s success in competing for new contract awards; customer acceptance of and demand for the Company’s new products; receipt and delivery of a sufficient level of orders from new and existing customers as well as satisfactory completion of delivery of a sufficient portion of backlog; the Company’s overall ability to design, test, and introduce new products on a timely basis; the cyclical nature of the markets addressed by the Company’s products; and the risk factors listed from time to time in documents on file with the SEC. When used in this release, the words “believes,” “estimates,” “plans,” “expects,” “should,” “will,” “may,” “might,” “anticipates” or similar expressions as they relate to the Company, or its management, are intended to identify forward-looking statements. The Company, from time to time, becomes aware of rumors concerning the Company or its business. As a matter of policy, the Company does not comment on rumors. Investors are cautioned that in this age of instant communication and Internet access, it may be important to avoid relying on rumors and unsubstantiated information regarding the Company. The Company complies with Federal and State law applicable to disclosure of information concerning the Company. Investors may be at significant risk in relying on unsubstantiated information from other sources.

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FIREARMS TRAINING SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2003	2002	2003	2002
Revenue	$12,931	$17,005	$28,549	$30,197
Cost of revenue	9,028	11,203	20,375	20,560

Gross margin	3,903	5,802	8,174	9,637

Operating expenses
Selling, general and administrative	3,011	3,010	5,908	5,450
Research and development	723	714	1,246	1,550
Depreciation and amortization	108	244	233	510

Total operating expenses	3,842	3,968	7,387	7,510

Operating income	61	1,834	787	2,127

Other income (expense), net
Interest expense, net
Debt, net	(1,351)	(44)	(2,421)	(60)
Dividends on mandatorily redeemable preferred stock	(707)	—	(1,398)	—
Other, net	(58)	(19)	(16)	54

Total other income (expense)	(2,116)	(63)	(3,835)	(6)

Income (loss) before provision for income taxes	(2,055)	1,771	(3,048)	2,121
Provision for income taxes	(458)	602	(561)	721

Net income (loss) before preferred stock adjustments	(1,597)	1,169	(2,487)	1,400
Accretion of preferred stock	—	(74)	—	(146)

Net income (loss) attributable to common stockholders	$(1,597)	$1,095	$(2,487)	$1,254

Earnings per share
Basic income (loss) per share	$(0.02)	$0.02	$(0.04)	$0.02

Diluted income (loss) per share	$(0.02)	$0.02	$(0.04)	$0.02

Weighted average common shares outstanding—basic	70,153	70,153	70,153	70,153
Weighted average common shares outstanding—diluted	70,153	71,953	70,153	72,139

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FIREARMS TRAINING SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2003	March 31, 2003
	(in thousands)
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$3,287	$3,457
Restricted cash	1,999	1,439
Accounts receivable, net of allowance of $350 and $362 in September and March 2003, respectively	8,125	18,469
Income taxes receivable	871	647
Costs and estimated earnings in excess of billings on uncompleted contracts	7,778	4,697
Unbilled receivables	25	103
Inventories, net	11,429	10,059
Prepaid expenses and other current assets	1,339	1,643

Total current assets	34,853	40,514
Property and equipment, net	2,128	2,018
Other noncurrent assets	360	98

Total assets	$37,341	$42,630

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Long-term debt due within one year	$1,551	$457
Accounts payable	2,419	5,248
Accrued liabilities	3,865	4,826
Accrued interest	920	861
Billings in excess of costs and estimated earnings on uncompleted contracts	1,218	1,277
Deferred revenue	817	1,854
Warranty and contract cost provision reserve—current	1,932	2,015

Total current liabilities	12,722	16,538
Long-term debt	39,195	39,858
Warranty and contract cost provision reserve—noncurrent	492	615
Other noncurrent liabilities	653	496
Manditorily redeemable preferred stock	29,016	27,617

Total liabilities	82,078	85,124

Commitments and contingencies
Stockholders’ deficit
Class A common stock, $0.000006 par value; 100,000 shares authorized, 70,153 shares issued and outstanding	—	—
Additional paid-in capital	123,215	123,215
Stock warrants	613	613
Accumulated deficit	(168,706)	(166,219)
Accumulated other comprehensive income (loss)	141	(103)

Total stockholders’ deficit	(44,737)	(42,494)

Total liabilities and stockholders’ deficit	$37,341	$42,630

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